Exhibit 10.1

Amendment No. 1 to

Pilot Collaboration and Option Agreement

This amendment no. 1 to the Pilot Collaboration and Option Agreement effective as of 16 June 2021 (the "Amendment No. 1") is entered into effective as of 15 August, 2023 (the "Amendment No. 1 Effective Date") by and between Hoffmann-La Roche Inc., with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. ("Roche US") and F. Hoffmann-La Roche Ltd, located at Grenzacherstrasse 124, 4070 Basel, Switzerland ("Roche Basel", Roche Basel and Roche US together referred to as “Roche”), on the one hand, and Synlogic Operating Company, Inc., located at 301 Binney St., Suite 402, Cambridge, MA 02142 (hereafter referred to as “Synlogic”), on the other hand.

WHEREAS, the Parties have entered into Pilot Collaboration and Option Agreement effective as of 16 June 2021 ("Agreement");

WHEREAS, the Parties wish to amend the Agreement to extend the Option Exercise Deadline.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.
All capitalized terms not defined in this Amendment No. 1 shall have the meanings given to them in the Agreement.
2.
As of the Amendment No. 1 Effective Date, Article 4 (Option Right) of the Agreement shall be deleted in its entirety and replaced by the following:

4 Option Right

Synlogic hereby grants Roche an exclusive option right (“Option Right”) which, if exercised by Roche, shall grant to Roche the rights and licenses set forth in the definitive CLA negotiated and executed in accordance with Section 2.11. Roche may exercise its Option Right at any time prior to the Option Exercise Deadline. “Option Exercise Deadline” shall mean the earliest of:

(a)
the expiration or termination of this Agreement, or
(b)
the second anniversary of the Effective Date if the Success Criteria for Part A have not been achieved by such date, or
(c)
the second anniversary of the date of the Payment Trigger Date for Part A if the Success Criteria for Part B1 have not been achieved by such date, or
(d)
(i) ninety (90) days after the Provision Date for Part B2 (including provision of any applicable Rescue Plan),ninety (90) days after the end of the Rescue Plan Decision Period for Part B2 where (A) the Success Criteria have not been met for Part B2 and (B) prior to the end of the Rescue Plan Decision Period, if Roche has not yet requested a Rescue Plan but has initiated negotiations of the CLA,

(e)
the date Roche informs Synlogic that it will not initiate negotiations of the CLA or desires to terminate negotiations of the CLA, or
(f)
on the later of (i) January 15, 2024, or (ii) 90 days from when Synlogic has (A) delivered B2 milestone data and Deliverables it deems sufficient (as determined in good faith), and (B) does not plan to do further experiments under the Agreement
3.
Except as amended herein, all other terms of the Agreement shall remain in full force and effect.
4.
This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. The Parties agree that execution of this Amendment No. 1 by e-Signatures or by exchanging executed signature pages in .pdf format shall have the same legal force and effect as the exchange of original signatures. As used in this Section, “e-Signature” shall mean a signature that consists of one or more letters, characters, numbers or other symbols in digital form incorporated in, attached to or associated with the electronic document, that (a) is unique to the person executing the signature; (b) the technology or process used to make the signature is under the sole control of the person making the signature; (c) the technology or process can be used to identify the person using the technology or process; and (d) the electronic signature can be linked with an electronic document in such a way that it can be used to determine whether the electronic document has been changed since the electronic signature was incorporated in, attached to or associated with the electronic document.

[signature page follows]

F. Hoffmann-La Roche Ltd

By:	/s/ Dagmar Mohr	By:	/s/ Hannah Boehm
Name:	Dagmar Mohr	Name:	Hannah Boehm
Title:	Global Alliance & Asset Management	Title:	Legal Counsel

16 August 2023

Date

Hoffmann-La Roche Inc.

By:	/s/ Gerald Bohm
Name:	Gerald Bohm
Title:	Vice President and Secretary

16 August 2023

Date

Synlogic Operating Company, Inc.

By:	/s/ Aoife Brennan
Name:	Aoife Brennan
Title:	CEO

16 August 2023

Date